EXHIBIT 10.6(a)

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of September 30, 2009, amends the Amended and Restated Employment and Non-Competition Agreement dated as of October 8, 2008 and effective as of July 16, 2008 (the “Existing Agreement”) between Addus HealthCare, Inc., an Illinois corporation (the “Company”), and David W. Stasiewicz, an individual domiciled in the State of Illinois (the “Executive”).

RECITALS:

WHEREAS, the Executive and the Company are parties to the Existing Agreement; and

WHEREAS, the parties wish to amend the Existing Agreement, on the terms and conditions herein provided.

NOW THEREFORE, it is mutually agreed as follows:

1. Ratification of Existing Agreement. Except as modified by this Amendment, the Existing Agreement is hereby ratified and confirmed and shall remain in full force and effect. Capitalized terms used herein without definition shall have their respective meanings in the Existing Agreement.

2. General Amendment. Effective upon the completion of the initial public offering contemplated by Addus HomeCare Corporation (“Addus HomeCare”), as described in its Registration Statement on Form S-1 (File No. 333-160634), each reference to the Board of Directors in the Agreement shall mean and refer to the Board of Directors of Addus HomeCare; provided, that any such reference to the Board of Directors that relates to matters involving compensation shall instead mean and refer to the Compensation Committee of the Board of Directors of Addus HomeCare.

3. Amendment of Section 2. Section 2 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“2. Employment Duties. The Company will employ the Executive as its Vice President of Finance. The Executive’s principal duties and responsibilities shall be those reflected in the employment description set forth on Exhibit A hereto.”

4. Amendment of Exhibit A. Exhibit A of the Existing Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

5. Miscellaneous.

(a) The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the Existing Agreement in accordance with Section 13 thereof.

(b) Each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment.

(c) This Amendment shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney
Name: Mark S. Heaney
Title: President

/s/ David W. Stasiewicz
David W. Stasiewicz

[Signature Page to Amendment No. 1 to Amended and Restated Employment and Non-Competition Agreement.]

Exhibit A

Employment Duties

Executive shall be responsible for performing the following duties and responsibilities set forth below, as well as performing other duties and responsibilities which are assigned to the Executive by the Company’s CFO and which are appropriate for the position of the Executive:

•	Managing the Accounts Payable and Payroll Departments.

•

Collaborating with the Corporate Controller on the preparation of dashboard and benchmark reports and financial reporting packages for the Board of Directors and lenders, and in the development of accounting policies, procedures and internal controls.

•	Managing the Company’s daily cash and lending activities.

•	Assisting with the analysis and due diligence of all acquisitions.

•	Participating in the year-end audit and the preparation of the annual budget.

The Executive shall be subject to the authority of the Board of Directors of the Addus HomeCare Corporation (the “Board of Directors”) and shall report directly to the CFO and/or such other executive of the Company as the CEO, CFO or the Board of Directors may direct from time to time. The Executive shall also perform such further duties as are incidental to or implied from the foregoing, consistent with the background, training, and qualifications of the Executive or which may be reasonably determined by the CEO, CFO or the Board of Directors of Addus HomeCare Corporation to be in the best interests of the Addus Healthcare Group.

The Board of Directors of Addus HomeCare Corporation may, at its sole discretion, (i) re-assign the Executive within the Company’s organization structure, (ii) change his job description within the same professional level, (iii) change his work location within fifty (50) miles of the Company’s corporate office in Palatine, Illinois upon six (6) months notice, and (iv) add to or delete from his duties under this Agreement without affecting the enforceability and conditions of this Agreement.